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                                                                      EXHIBIT 10

                            DECHERT PRICE & RHOADS
                             1775 Eye Street, N.W.
                            Washington, D.C. 20006

                            Telephone: 202-261-3300
                               Fax: 202-261-3333


                                 July 30, 1998

PIMCO Funds:  Pacific Investment Management Series
840 Newport Center Drive, Suite 300
Newport Beach, California 92660

           Re: PIMCO Funds: Pacific Investment Management Series (File Nos. 33-12113 and 811-5028)
                ---------------------------------

Dear Sirs:

     In connection with the registration under the Securities Act of 1933, as amended, of an indefinite number of shares of beneficial interest of PIMCO
Funds: Pacific Investment Management Series (the "Trust"), we have examined such matters as we have deemed necessary to give this opinion.

     On the basis of the foregoing, it is our opinion that the shares of the Trust have been duly authorized and, when paid for as contemplated by the Trust's Registration Statement, will be validly issued, fully paid and non-assessable by the Trust.


     We hereby consent to the use of this opinion as an exhibit to the Registration Statement and to all references to our firm therein.

                                   Very truly yours,



                                   /s/ Dechert Price & Rhoads